Exhibit 99.1

November 12, 2003

                      Contact:

Shareholders / Analysts: Carl C. Gregory, III Encore Capital Group, Inc. President and CEO 858-309-6961 carl.gregory@encorecapitalgroup.com	Press: Tony Rossi Financial Relations Board Investor Relations 310-407-6563 trossi@financialrelationsboard.com

Encore Reports 23% Increase in Net Income For Third Quarter of 2003
*Cash Flow From Operations Increases 91% in the First Nine Months of 2003

        San Diego, Calif., November 12, 2003 — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported consolidated financial results for the third quarter and nine months ended September 30, 2003.

        * Pretax Income for the third quarter of 2003 increased 96.0% or $2.5 million to $5.2 million over the $2.6 million earned in the third quarter of 2002.

        * Net income for the third quarter of 2003 increased 23.1% over third quarter of 2002, from $2.5 million to $3.1 million, or $0.14 to $0.15 per diluted share. Fully diluted EPS were impacted by both a higher tax rate in 2003 and a higher number of fully diluted shares outstanding - primarily as a result of a higher share price.

        * Gross collections for the third quarter of 2003 increased by 26.7% or $10.4 million to $49.1 million over $38.7 million in the third quarter of 2002.

        * Total revenues for the third quarter of 2003 were $29.5 million, an increase of 21.0% or $5.1 million over $24.4 million in the same period of the prior year.

        * For the nine months ended September 30, 2003, cash flow from operations was $26.0 million, an increase of 91.2% or $12.4 million over $13.6 million for the first nine months of 2002.

        “ We are very pleased with our third quarter performance, which represented our eighth consecutive quarter of year-over-year improvement in net income,” said Carl C. Gregory, III, President and CEO of Encore Capital Group, Inc. “We achieved significant increases in key metrics such as gross collections, revenues, and net income. We continue to effectively manage our growth and have excellent operating leverage, as our third quarter collections increased 26.7% over the prior year, while our operating expenses increased only 18.0%. Employee productivity remained high during this period of growth. Over the past twelve months, we increased total employees by approximately 27%, while maintaining average collections per employee at a consistent rate.”

    Mr. Gregory added “It is also important to note that we completed a follow-on public offering shortly after the quarter ended that raised approximately $30.1 million for the Company and significantly improved our capital structure. With a stronger, less complex balance sheet, we can more aggressively pursue attractive receivable portfolios and grow the Company as we find appropriate opportunities.”

Third Quarter Financial Highlights

         Gross collections were $49.1 million in third quarter of 2003, an increase of 26.7% or $10.4 million over $38.7 million in the same period of 2002. Revenue recognized as a percentage of collections was down slightly, from 63.0% in the third quarter of 2002 to 60.2% in the third quarter of 2003.

         Total operating expenses were $19.5 million, an increase of 18.0% or $3.0 million over the $16.5 million in the third quarter of 2002.

         The Company purchased approximately $640 million in face value debt during the third quarter of 2003, with a blended purchase price of 3.02% of face value.

Nine Month Financial Highlights

         Total revenues for the nine months ended September 30, 2003 were $86.0 million, an increase of 37.2% or $23.4 million over $62.7 million in the same period of the previous year.

         Net income was $14.6 million, or $0.73 per diluted share, for the nine months ended September 30, 2003, an increase of 323% or $11.2 million over net income of $3.4 million, or $0.22 per diluted share, in the same period of the previous year. The 2003 number includes the one-time benefit of the previously announced litigation settlement of $4.4 million, or $0.22 per diluted share.

         In the first nine months of 2003, the Company purchased $2.4 billion of face value debt at a blended price of 2.68% of face value, compared with $2.2 billion at a blended price of 2.02% of face value for the same period in 2002.

      Outlook

        The Company cited the following key drivers of future growth in revenue, earnings, and cash flow:

  The Company’s exclusive Secured Financing Facility, under which it purchases credit card receivables, expires at the end of 2004. The Company believes that any replacement or renegotiation of this financing relationship will lower the Company’s effective cost of borrowing and have a positive effect on earnings and cash flow. As a reference point, the interest expense under this facility was an after-tax $0.14 and $0.38 per fully diluted share for the three and nine months ended September 30, 2003, respectively. The contingent interest portion of this expense was an after-tax $0.12 and $0.33 per fully diluted share for the three and nine months ended September 30, 2003, respectively.
  The Company is currently validating the accuracy of a new model related to the expected collections on its receivables portfolios, and believes the validation will be completed in the fourth quarter of 2003. Once the validation is complete, the Company will implement the revised collection forecasts.
  As a result of our business success and the completion of our public offering, the Company now has approximately $37.5 million in cash. This cash is immediately available to invest in non-credit card paper purchases or other opportunities. As such, the Company expects that non-credit card paper will make up an increasing percentage of its purchases in the near future. The Company believes these purchases will yield a higher profit margin since they will not be financed under the current financing arrangement for its credit card receivables discussed above.

         Commenting on the outlook for the Company, Mr. Gregory said, “We expect to deliver strong year-over-year growth going forward. We continue to see good opportunities to purchase additional portfolios that meet our investment criteria. We are also focused on prudently managing our growth. We are adding approximately 15 new collectors per month, while maintaining an employee retention rate above 80.0% for those employees who have graduated from our training program,” said Mr. Gregory.

Conference Call and Webcast

         The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss the third quarter results. Members of the public are invited to listen to the live conference call via the Internet. To hear the call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Encore Capital Group, Inc.

        Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to maintain existing, and secure additional, financing; the Company’s ability to maintain sufficient liquidity to operate our business; the Company’s continued servicing of the receivables in our secured financing facility; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivable portfolios); the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and Risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2002.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

#####

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	September 30, 2003 (unaudited)	December 31, 2002 (audited)

Assets
Cash	$10,883	$752
Restricted cash	745	3,105
Investment in receivable portfolios, net	78,497	64,168
Investment in retained interest	2,349	8,256
Property and equipment, net	3,156	3,541
Deferred tax asset, net	208	6,813
Other assets	4,135	3,339

Total assets	$99,973	$89,974

Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$10,100	$10,688
Accrued profit sharing arrangement	11,360	11,180
Income tax payable	2,383	531
Notes payable and other borrowings, net of discount
of $634 and $742 as of September 30, 2003, and
December 31, 2002, respectively	42,058	47,689
Capital lease obligations	524	344

Total liabilities	66,425	70,432

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, $.01 par value, 5,000 shares
authorized, 1,000 shares issued and outstanding
(Liquidation value of $122,000 at September 30, 2003)	10	10
Common stock, $.01 par value, 50,000 shares authorized,
and 7,437 shares and 7,411 shares issued and outstanding
at September 30, 2003 and December 31, 2002, respectively	74	74
Additional paid-in capital	31,558	31,479
Accumulated earnings (deficit)	1,815	(12,388)
Accumulated other comprehensive income	91	367

Total stockholders' equity	33,548	19,542

Total liabilities and stockholders' equity	$99,973	$89,974

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2003	2002	2003	2002

Revenues
Revenue from portfolio receivables	$29,148	$21,931	$84,405	$55,164
Revenue from retained interest	59	1,331	272	4,549
Servicing fees and related revenue	332	1,144	1,375	3,019

Total revenues	29,539	24,406	86,052	62,732

Operating expenses
Salaries and employee benefits	9,872	8,820	29,001	26,022
Other operating expenses	3,393	2,198	8,404	5,522
Cost of legal collections	3,983	2,450	11,502	6,919
General and administrative expenses	1,712	1,919	4,725	4,914
Provision for portfolio losses	–	492	–	492
Depreciation and amortization	507	623	1,521	1,815

Total operating expenses	19,467	16,502	55,153	45,684

Income before other income (expense)
and income taxes	10,072	7,904	30,899	17,048
Other income and expense
Interest expense	(4,903)	(5,272)	(13,857)	(13,285)
Other income	21	16	7,310	173

Income before income taxes	5,190	2,648	24,352	3,936
Income tax provision	(2,086)	(127)	(9,773)	(490)

Net Income	3,104	2,521	14,579	3,446

Other comprehensive income:
Increase (decrease) in unrealized gain on
non-qualified deferred compensation plan
assets	42	44	(4)	65
Decrease in unrealized gain on retained
interest
in securitized receivables, net of tax	(58)	(181)	(272)	(722)

Comprehensive income	$3,088	$2,384	$14,303	$2,789

Earnings per share - Basic	$0.40	$0.32	$1.91	$0.43

Earnings per share - Diluted	$0.15	$0.14	$0.73	$0.22

Shares used for computation
Basic	7,435	7,411	7,422	7,311

Diluted	20,197	17,841	19,999	15,911

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30

	2003	2002

Operating activities
Gross Collections	$142,828	$108,359
Proceeds from litigation settlement	11,100	–
Less:
Amounts collected on behalf of third parties	(3,982)	(8,636)
Amounts applied to principal of receivable portfolios	(48,715)	(32,916)
Amounts applied to principal of securitization 98-1	(5,453)	(7,096)
Litigation settlement proceeds applied to principal of
receivable portfolios	(692)	–
Legal and other costs related to litigation settlement	(3,198)	–
Servicing fees	1,375	3,020
Operating Expenses
Salaries and employee benefits	(28,777)	(24,833)
Other operating expenses	(8,429)	(6,246)
Collection legal costs	(11,502)	(6,919)
General and administrative	(4,491)	(5,154)
Interest payments	(4,581)	(3,255)
Contingent interest payments	(10,806)	(1,915)
Other income	100	173
Decrease (increase) in restricted cash	2,360	(952)
Income taxes	(1,077)	–

Net cash provided by operating activities	26,060	13,630

Investing activities
Purchases of receivable portfolios	(64,423)	(44,625)
Collections applied to principal of receivable portfolios	48,715	32,916
Litigation settlement proceeds applied to principal of receivable
portfolios	692	–
Collections applied to principal of securitization 98-1	5,453	7,096
Proceeds from put-backs of receivable portfolios	687	766
Purchases of property and equipment	(594)	(604)

Net cash used in investing activities	(9,470)	(4,451)

Financing activities
Proceeds from notes payable and other borrowings	56,489	39,310
Repayment of notes payable and other borrowings	(62,227)	(52,122)
Capitalized loan costs relating to financing arrangement	–	(154)
Proceeds from exercise of common stock options	17	–
Proceeds from exercise of common stock warrants	–	2
Proceeds from sale of preferred stock	–	4,588
Payment of preferred dividend	(375)	(250)
Repayment of capital lease obligations	(363)	(736)

Net cash used in financing activities	(6,459)	(9,362)

Net increase (decrease) in cash	10,131	(183)
Cash, beginning of period	752	1,412

Cash, end of period	$10,883	$1,229

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows (cont.)

Reconciliation of Net Income to Net Cash Provided by Operating Activities
(Unaudited, In Thousands)

	Nine Months Ended September 30

	2003	2002

Net income	$14,579	$3,446
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,521	1,815
Amortization of loan costs and debt discount	206	654
Deferred income tax expense	6,851	490
Increase in provision for portfolio losses	–	492
Increase in income on retained interest	–	419
Changes in operating assets and liabilities
Decrease (increase) in restricted cash	2,360	(952)
Increase in other assets	(895)	(1,364)
Increase in accounts payable and accrued liabilities	1,258	1,589
Increase in accrued profit sharing arrangement	180	7,041

Net cash provided by operating activities	$26,060	$13,630

Supplemental schedule of non-cash investing activities:
Property and equipment acquired under capital lease	$542	$–

The following table sets forth our capitalization as of September 30, 2003 on an actual basis and on a pro-forma basis to reflect the effects of the follow-on public offering, the conversion of the Series A convertible preferred stock, the exercise of warrants and options, and the repayment of the senior note:

	As of September 30, 2003
	Actual	Pro-forma

Cash	$10,883	$34,100

Notes payable and other borrowings, net of	42,058	34,808
$634 discount, actual; and $0 pro-forma
Capital lease obligations	524	524

Total Debt	42,582	35,332

Stockholders’ equity
Series A convertible preferred stock,
$0.01 par value, 5,000,000 shares
authorized, 1,000,000 shares issued
and outstanding, actual; zero shares
issued and outstanding, pro-forma	10	–
Common stock, $0.01 par value,
50,000,000 shares authorized,
7,437,433 shares issued and
outstanding, actual; and 21,299,187
shares issued and outstanding
pro-forma (1)	74	213
Additional paid-in capital	31,558	62,083
Accumulated earnings (2)	1,815	945
Accumulated other comprehensive income	91	91

Total stockholders’ equity	33,548	63,332

Total capitalization	$76,130	$98,664

(1)	Total pro-forma shares outstanding and potential dilutive common shares at September 30, 2003 were 23,424,128.
(2)	Reflects, on a pro-forma basis, the write-off of $0.9 million in debt discount and capitalized loan fees related to the payoff of our Senior Notes, which will be recorded as a charge to earnings.